                                                                   EXHIBIT 10(d)

                           ASSET PURCHASE AGREEMENT

  This Asset Purchase Agreement is entered into this 30th day of June, 1998 by and among TITAN INDUSTRIES, INC., a Louisiana corporation ("Seller") and AMERICAN AERO CRANES, L.L.C., a Louisiana limited liability company ("Purchaser").

  WHEREAS, Seller operates a business of repairing and servicing cranes for the marine industry. Seller owns equipment, inventories, contract rights, leasehold interests, and miscellaneous assets used in connection with the operation of its business; and

  WHEREAS, Purchaser desires to acquire substantially all the assets used or useful, or intended to be used, in the operation of Seller's business, and Seller desires to sell such assets to Purchaser.

  NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1.  ASSETS PURCHASED; LIABILITIES ASSUMED.

  1.1 Assets Purchased. Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the Seller's entire right, title and interest in, to and under the Business, as a going concern, all of the assets owned or used by the Seller in connection with or arising out of the Business of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller (all of the assets, properties, rights and business being hereinafter sometimes collectively referred to as the "Assets"), including, but not limited to,

          (i) All equipment relating to the Business, including the equipment set forth on Exhibit A;

          (ii) All inventory relating to the Business, including the inventory set forth on Exhibit A;

          (iii) All accounts and notes receivable relating to the Business, including the accounts receivable set forth on Exhibit A;

          (iv)   All real property of the Business;

          (v)    All leasehold interests on real or personal property;

          (vi)   All proprietary information of the Business;

          (vii) The benefit of all contracts, unfulfilled or outstanding purchase orders, sales contracts, labor and employee benefit plans, agency agreements, pricing agreements, other commitments and engagements to which the Seller is entitled on the Effective Date (herein defined) and that relate to the Business; and

          (viii) Any goodwill associated with the Business.

  1.2 Liabilities Assumed. Purchaser shall accept the assignment and assume responsibility of the Business and all of its liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including without limitation, liabilities of the Seller or the Business for periods prior to the Effective Date and Closing Date. ("Liabilities").

  Section 2. PURCHASE PRICE FOR ASSETS. The purchase price for the Assets shall be Two Million Four Hundred Ninety-Seven Thousand Nine Hundred Ninety-Three and 83/100 ($2,497,993.83) payable as provided in Section 3 hereof and Purchaser shall assume all of the Liabilities.

  Section 3. PAYMENT OF PURCHASE PRICE; ALLOCATION. The price for the Assets shall be paid at Closing as follows:

  (i) Purchaser shall pay in full that certain promissory note owed by Seller to Hibernia National Bank in the amount of One Million Eight Hundred Twenty-Two Thousand Fifteen and 50/100 ($1,822,015.50) Dollars as of May 31, 1998.

  (ii) Purchaser shall execute a promissory note in form and substance acceptable to Seller and in favor of Seller in the amount of Six Hundred Seventy-Five Thousand Nine Hundred Seventy-Eight and 33/100 ($675,978.33) Dollars.

  The parties to this Agreement shall agree on the allocation of the Assets and the purchase price so that filings with the Internal Revenue Service by or with respect to each party to this Agreement shall be consistent with one another.

  Section 4. ADJUSTMENTS. The operation of Seller's business and related income and expenses up to the close of business on the Effective Date shall be for the account of Seller and thereafter for the account of Purchaser. Expenses, including but not limited to utilities, personal property taxes, rents, real property taxes, wages, vacation pay, payroll taxes, and fringe benefits of employees of Seller, shall be prorated between Seller and Purchaser as of the close of business on the Effective Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within ninety (90) days following the Closing Date.

  Section 5. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser as follows:

  5.1 Corporate Existence. Seller is now and on the Effective Date was and on the Closing Date will be a corporation duly organized and validly existing and in good standing under the laws of the State of Louisiana. Seller has all requisite corporate power and authority to own, operate and/or lease the Assets, as the case may be, and to carry on its business as now being conducted.

  5.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors and shareholders of Seller, and this Agreement constitutes a valid and binding Agreement of Seller in accordance with its terms.

  5.3 Financial Statements. Attached hereto as Exhibit B are Seller's audited financial statements for the years ended December 31, 1995, 1996 and 1997 and pro forma unaudited financial statements for the five (5) month period ended May 31, 1998 ("Financial Statements"). The Financial Statements are in accordance with the books and records of Seller and are true, correct, and complete; fairly present financial conditions of Seller at the dates of such Financial Statements and the results of its operations for the periods then ended; and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Except as described in this Agreement, since May 31, 1998 there has been no material adverse change in the financial condition of Seller.

  5.4 Title to Assets. Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges, or encumbrances.

  5.5 Litigation. Seller has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the business or condition of Assets being conveyed under this Agreement.

 Section 6. REPRESENTATIONS OF PURCHASER. Purchaser represents and warrants as follows:

  6.1 Corporate Existence. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Louisiana. Purchaser has all requisite limited liability company power and authority to enter into this Agreement and perform its obligations hereunder.

  6.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the members of Purchaser, and this Agreement constitutes a valid and binding Agreement of Purchaser in accordance with its terms.

 Section 7.  COVENANTS OF SELLER.

  7.1 Access to Premises and Information. At reasonable times prior to the Effective Date and Closing Date, Seller will provide Purchaser and its representatives with reasonable access during business hours to the assets, titles, contracts, and records of Seller and furnish such additional information concerning Seller's business as Purchaser from time to time may reasonably request.

  7.2 Change of Name. Seller will take all action necessary or appropriate to permit Purchaser to legally commence use of Seller's name and the name "Titan" on and as of the Effective Date.

  7.3 Conditions and Best Efforts. Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will do all acts and things as may be required to carry out its obligations under this Agreement and to consummate and complete this Agreement, including obtaining the consent of any third party to any contract assumed by Purchaser pursuant hereto.

 Section 8.  COVENANTS OF PURCHASER.

  8.1 Conditions and Best Efforts. Purchaser will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Purchaser's obligations under this Agreement, and shall do all acts and things as may be required to carry out Purchaser's obligations and to consummate this Agreement.

  Section 9. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to purchase the Assets is subject to the fulfillment, prior to or at the Effective Date and Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by Purchaser:

  9.1 Representations, Warranties, and Covenants of Seller. All representations and warranties made in this Agreement by Seller shall be true as of the Effective Date and Closing Date as fully as though such representations and warranties had been made on and as of the Effective Date and Closing Date, and, as of the Effective Date and Closing Date, Seller shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

  9.2 Conditions of the Business. There shall have been no material adverse change in the manner of operation of Seller's business prior to the Effective Date and Closing Date.

  9.3 No Suits or Actions. At the Effective Date and Closing Date, no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

  9.4 Closing Obligations. The Seller shall have fulfilled the obligations set forth in Section 15.2.

  Section 10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Effective Date and Closing Date, of each of the following conditions, any one or a portion of which may be waived in writing by Seller;

  10.1 Closing Obligations. The Purchaser shall have fulfilled the obligations set forth in Section 15.3.

  10.2 Representations, Warranties. and Covenants of Purchaser. All representations and warranties made in this Agreement by Purchaser shall be true as of the Effective Date and

Closing Date as fully as though such representations and warranties had been made on and as of the Effective Date and Closing Date, and Purchaser shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

  Section 11. PURCHASER'S ACCEPTANCE. Purchaser represents and acknowledges that it has entered into this Agreement on the basis of its own examination, personal knowledge, and opinion of the value of the business. Purchaser has not relied on any representations made by Seller other than those specified in this Agreement. Purchaser further acknowledges that Seller has not made any agreement or promise to repair or improve any of the leasehold improvements, equipment, or other personal property being sold to Purchaser under this Agreement, and that Purchaser takes all such property in the condition existing on the date of this Agreement, except as otherwise provided in this Agreement.

  Section 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing of this Agreement.

  Section 13. SELLER'S INDEMNIFICATION. Seller hereby agrees to indemnify and hold Purchaser, its successors, and assigns harmless from and against any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of Seller's business prior to the close of business on the Effective Date, except for claims, liabilities, and obligations of Seller expressly assumed by Purchaser under this Agreement or paid by insurance maintained by Seller or Purchaser.

  Section 14. PURCHASER'S INDEMNIFICATION. Purchaser acknowledges that all events with respect to the Business from the close of business on, and after the Effective Date are, have been, and shall be for the account of Purchaser. Purchaser agrees to defend, indemnify, and hold harmless Seller from and against any and all claims, liabilities, and obligations of every kind and description arising out of or related to the operation of the business from the close of business on and after the Effective Date (except, as to the events between the Effective Date and the Closing, those arising out of the wanton or intentional acts of Seller) or arising out of Purchaser's failure to perform obligations of Seller assumed by Purchaser pursuant to this Agreement.

  Section 15.  CLOSING.

  15.1 Time and Place. This Agreement shall be closed at the offices of Adams and Reese, L.L.P., One St. Louis Centre, Suite 4500, Mobile, Alabama at 8:30 a.m. on June 30, 1998, or at such other time as the parties may agree in writing. If Closing has not occurred on or prior to August 31, 1998, then any party may elect to terminate this Agreement. If, however, the Closing has not occurred because of a breach of contract by one or more parties, the breaching party or parties shall remain liable for breach of contract.

  15.2 Obligations of Seller at the Closing. At the Closing and coincidentally with the performance by Purchaser of its obligations described in
Section 16.3, Seller shall deliver to Purchaser the following:

        (a) Executed original counterparts of the Bill of Sale, Assignment and Assumption Agreement to effectuate the transfer and assignment of the Assets; and

        (b) Certified copy of resolution of Seller's Board of Directors authorizing the sale of the Assets and the consummation of the transaction contemplated by this Agreement.

  15.3 Obligations of Purchaser at the Closing. At the Closing and coincidentally with the performance by Seller of its obligations described in
Section 16.2, Purchaser shall deliver to Seller the following:

        (a) Executed original counterparts of the Bill of Sale, Assignment and Assumption Agreement to effectuate the assumption of all liabilities of Seller;

        (b) Certified copy of unanimous consent of all members of Purchaser authorizing the purchase of the Assets and the consummation of the transactions contemplated by this Agreement.

  Section 16.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

  16.1 Books and Records. This sale includes the books of account and records of Seller's business. However, Seller or its agents shall have access to such books and records and may make copies thereof. Purchaser will exercise reasonable care in the safekeeping of such records. Seller shall retain its general ledger but shall make it available for inspection by Purchaser from time to time upon reasonable request.

 Section 17.  MISCELLANEOUS PROVISIONS.

  17.1 Effective Date. The Effective Date of this Agreement shall be May 31, 1998. All parties have agreed to this Effective Date, in part to avoid post-closing adjustments necessary to accommodate the period after the effect of the Financial Statements.

  17.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by all of the parties hereto.

  17.3 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

  17.4 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

  17.5 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

  17.6 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. Any amendments to this Agreement must be in writing and signed by the party against whom enforcement of that amendment is sought.

  17.7 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

  17.8 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement.

  17.9 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

  17.10 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

  17.11 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.



Dated:


AMERICAN AERO CRANES, L.L.C.               TITAN INDUSTRIES, INC.
a Louisiana limited liability company      a Louisiana corporation


By: /s/ W. Steven McKenzie                 By: /s/ McGowin I. Patrick, Jr.
    ----------------------                     ---------------------------
    W. Steven McKenzie                         McGowin I. Patrick, Jr.
    President and CEO                          President


Attached Exhibits:  A - Assets
                    B -Financial Statements

Aero Roll-Up/Titan Asset Purchase/APA/Titan-AAC-2